UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

WOODLAND HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55401	80-0379897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

835 Innovation Drive, Suite 200 Knoxville, TN	37932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 444-6789

____________

 (Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On February 20, 2018, Woodland Holdings Corporation, a Delaware corporation (the “Company”), filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to change the name of the Company to “4M Carbon Fiber Corp.” (the “Name Change”).

The Name Change was approved by the Board of Directors of the Company at a meeting of the Board held on February 14, 2018 pursuant to Section 242(b) of the Delaware General Corporation Law (“DGCL”), which permits such amendments to be adopted by a corporation’s Board of Directors without stockholder approval. The Name Change will be effective upon acceptance of the Certificate of Amendment by the Delaware Secretary of State. The Name Change does not affect the rights of the Company’s stockholders and no action is required by stockholders. A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On February 21, 2018, the Company issued the press released furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.:	Document Description:
3.1	Certificate of Amendment to the Certificate of Incorporation
99.1	Press Release, dated February 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

WOODLAND HOLDINGS CORPORATION

Dated: February 21, 2018	By:	/s/ Joshua M. Kimmel
Joshua M. Kimmel
President and Chief Executive Officer
(Principal Executive Officer)

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